Consulting Agreement

         This Consulting Agreement (the " Consulting Agreement") made as of January 17,2003 by and between RMN Consulting, LLC, 45 West River Road, Rumson, New Jersey 07760 (the "Consultant") and Phoenix Media Group, Ltd. With offices at 290 East Verdugo Avenue, Burbank CA 91502 ("the Company").

                                   WITNESSETH

         WHERAS, the Company requires and will continue to require consulting services relating to management, strategic planning, and marketing in connection with its business; and

         WHEREAS, the Consultant can provide the Company with strategic planning and marketing consulting services and its desirous of performing such services for the Company

         WHEREAS, the Company wishes to induce the Consultant to provide these services for the Company; and

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT

         The Company hereby engages the Consultant and the Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM

         The term of this Consulting Agreement begins as of the date hereof and shall continue for a period of 12 months.

         3.       SERVICES

         During the term of this  Consulting  Agreement,  the  Consultant  shall provide advice to and undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, and financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. The Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:


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                  a.       The   implementation  of  short-range  and  long-term
                           strategic planning to fully develop and enhance the Company's assets, resources, products and services;

                  b. The implementation of a marketing program to enable the Company to broaden the markets and promote the image of the company and its product and services;

                  c. Advise the Company relative to the recruitment and emplouyment of key executives consistent with the expansion of operations of the Company; and

                  d. The identification, evaluation, structuring, negotiating and closing of joint venture, strategic alliance, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

         4.       DUTIES OF THE COMPANY.

                  The Company shall provide the Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonable requested by the Consultant, and shall advise the Consultant of any facts which would affect the accuracy of any data and information previously supplied to the paragraph. The Company shall promptly supply the Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales material relation to its products or services.

         5.       COMPENSATION.

                  The Company will pay to the Consultant 500,000 shares of common stock, 100,000 shares of 144 restricted stock. 200,000 warrants exercisable at $ 0.50 for a term of 2 years 200,000 warrants exercisable at $ 1.00 for a term of 2 years as full compensation for consulting services rendered. The shares to be delivered to the Consultant hereunder shall be delivered upon registration under the Securities Act of 1933 on Form
                  S-8. The Company shall use its best efforts to cause the registration of the shares as soon as practicable after the date hereof. Richard Nitto will be issued the stock under this Agreement.


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         6.       REPRESENTATION AND INDEMNIFICATION.

                  The Company shall be deemed to be making a continuing representation of the accuracy of any and all fact, material information and data which it supplies to the Consultant and acknowledges its awareness that the Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. The consultant, in the absence of notice in writing from the company, will rely on the continuing accuracy of material, information and data supplied by the Company. The Consultant represents that it has knowledge of and is experience in providing the aforementioned services.

         7.       MISCELLANEOUS.

                  Termination: This Agreement shall be terminated immediately upon written notice for material breach of this agreement.

                  Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing and signed by both Parties.

                  Notices: All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing, and shall be addressed to the Parties, their successors in interests or their assignees at the addresses set forth above or such other addresses as the Parties may designate:

                  Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

                  Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration
                  Association  and  the  decision  of the  arbiter(s)  shall  be
                  enforceable   in  any  court  having   jurisdiction   thereof.

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                  California  Law  shall  govern  the   interpretation  and  the
                  enforcement of this agreement as applied to residents of the State of California in relation to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

                  IN  WITNESS  WHEREOF,   this  Consulting  Agreement  has  been
                  executed by the Parties as of the date first above written.

Phoenix Media Group, Ltd.                            Consultant







/s/ Ron Irwin                                                 /s/ Richard Nitto
Ron Irwin                                                     Richard Nitto
CEO                                                           President